Exhibit 99.1

12/10/2015

COLLABORATIVE AGREEMENT

Made and entered into as of this 29th day of December 2015 ("the Effective Date")

BY AND BETWEEN

BioLite Inc., a company incorporated under the laws of Taiwan and having its principal place of business at 3rd Floor, 248, Nei-Hu Road, Sec. 1, Taipei, 11493 Taiwan (“BioLite”)

AND

American BriVision Corporation, a company incorporated under the laws of USA and having it principle place of business at 11, Sawyer Park Drive, Goshen, New York 10294 USA (“ABVC”)

WITNESSETH:

WHEREAS, BioLite has been granted licensing rights and/or established its own technology to develop and use proprietary technology and confidential information for the following products (“Product”):

1.

BLI-1005  CNS-Major Depressive Disorder

2.

BLI-1008  CNS-Attention Deficit Hyperactivity Disorder

3.

BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1

4.

BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer

5.

BLI-1501  Hematology-Chronic Lymphocytic Leukemia

And their related intellectual property rights, and has developed them for medicinal use in collaboration with outside researchers.

WHEREAS, ABVC is a biotech company, and is in the business of research, development and marketing of, among others, new drugs and innovative medical devices;

WHEREAS, ABVC is willing to collaboratively develop and commercialize Product in certain Territory (as defined hereafter);

WHEREAS, the Parties agree to jointly cooperate and commercialize Product in such Territory and enter into the Collaborative Agreement. The parties agree this jointly Collaborative Agreement will be led by ABVC. Herein, it is agreed as follows:

1. Definitions and Interpretation

1.1 "Confidential Information" shall mean all confidential, proprietary, trade secret, or non-public information, data and experience, whether of scientific, technical, engineering, operational or economic nature, disclosed by one of the Parties (the "Disclosing Party") to the other Party (the "Recipient") for the purpose of this Collaborative Agreement.

1.2 "Confidential Materials" shall mean any document, diskette, tape, writing or other tangible item to the extent that such item contains or embodies any Confidential Information, whether in printed, handwritten, electronic, coded, magnetic or other form and whether delivered by a Disclosing Party or made by a Recipient.

1.3 "Data" shall mean any and all research data, technical data, test and development data, CMC (chemistry, manufacturing and control), pre-clinical and clinical data, formulations, processes, ideas, protocols, regulatory files and the like which are developed by either Party under the Development Program in connection with its performance of this Collaborative Agreement.

1.4 “Field” shall mean drug and therapeutic use of the Product based upon the Health Registration Approval and in no event include the use of the Product for functional food, health food nor health supplement.

1.5 "Intellectual Property" shall mean any patent, copyright, mask work, trade secret, trademark or other proprietary right; including, without limitation, all domestic and foreign applications and registrations therefore, and all renewals and extensions relating thereto; with respect to patent application and patents, all domestic and foreign divisional, continuations, continuations-in-part, substitutions, reissues, re-examinations, renewals and extensions relating thereto; all goodwill associated therewith, and all benefits, privileges, causes of action and remedies relating to any of the foregoing proprietary rights (including, without limitation, the right to use for all past, current or future infringements or violations of the foregoing proprietary rights, and the right to settle and retain proceeds from any such actions).

1.6 "Territory" shall mean North America (USA and Canada).

2. Agreement Grants to ABVC.

BioLite hereby grants sole licensing rightsto ABVC, in the Field and in the Territory under the Intellectual Property, Confidential Information, Data and Trademark, to develop Product.

3. Milestone Payment

3.1 Total payment shall be One Hundred (100) Million USDollars (non-refundable, before tax), paid in cash or stock ofABVC with equivalent value.

3.2 The payment shall be paid according to the following milestones:

3.2.1 upfront payment shall upon the signing of thisCollaborative Agreement: 3.5% of total payment.

3.2.1.1 after receiving upfront payment from ABVC, BioLite has to deliver all data to ABVC in one week.

3.2.2 upon the first IND submission, ABVC shall pay, but no later than Dec. 15th, 2016: 6.5% of total payment.

3.2.2.1 after receiving second payment from ABVC, BioLite has to deliver IND package to ABVC in one week.

3.2.3 at the completion of first phase II clinical trial, ABVC shall pay, but no later than Sep.15th, 2017: 15% of total payment.

3.2.3.1 after receiving third payment from ABVC, BioLite has to deliver phase II clinical study report to ABVC in three months.

3.2.4 upon the phase III IND submission, ABVC shall pay,but no later than Dec. 15th, 2018: 20% of total payment.

3.2.4.1 after receiving forth payment from ABVC, BioLite has to deliver IND package to ABVC in one week.

3.2.5 at the completion of phase III, ABVC shall pay, but no later than Sep. 15th, 2019 : 25% of total payment.

3.2.5.1 after receiving fifth payment from ABVC, BioLite has to deliver phase III clinical study report to ABVC in three months

3.2.6 upon the NDA submission, ABVC shall pay, but no later than Dec. 15th, ABVC shall pay, 2020: 30% of total payment.

3.2.6.1 after receiving sixth payment from ABVC, BioLite has to deliver NDA package to ABVC in one week

4.  Royalty Charge: 5% of the net sales.

5.  Confidentiality

The Parties agree that during the term of this Collaborative Agreement and thereafter ten (10) years Confidential Information exchanged during the course of this Collaborative Agreement and will be accorded confidential treatment and shall not be used for any other purpose than the performance of this Collaborative Agreement and the exercise of the rights herein provided.

The Recipient’s obligation hereunder shall not apply to:

(a) Information which is now or hereafter becomes part of the public domain in other ways than by faults, acts or omissions of the Recipient;

(b) Information which the Recipient can show by sufficient evidence was in its own possession prior to the time of receipt from the Disclosing Party or is independently developed by or for the Recipient without reliance upon or use of any of the Disclosing Party's Confidential Information or Confidential Materials;

(c) Information which is required to be disclosed by statute or governmental rule or regulation or by a court or administrative body.

Nothing herein shall prevent BioLite or ABVC from disclosing any of such Confidential Information to the extent that (i) such Confidential Information is disclosed in connection with the securing of the IND or NDA, (ii) such information is disclosed for the purpose of obtaining a governmental approval for the manufacture and/or sale of or effectuating the development, marketing and promotion of any Product and/or API or (iii) such information is disclosed to the Sub-licensee(s) of BioLite or ABVC for the use thereof upon executing a separate confidentiality disclosure agreement.

6. Duration and Termination

6.1 Duration

This Collaborative Agreement shall, once signed by both Parties, remain in effect for fifteen (15) years as of the first commercial sales of the Product in the Territory and automatically renew for 5 more years unless either Party gives the other Party six (6) month written notice of termination prior to the expiration date of the term.

6.2 Termination for Cause

This Collaborative Agreement can be terminated by either Party for any of the following causes by giving to the other Party (“Breaching Party”) thirty (30) day written notice of its intention to terminate for such causes as follows:

(a)

If Breaching Party materially breaches any provision of this Agreement and such breach is not cured within thirty (30) day following the written notice by Non-breaching Party; or

(b)

If a Party is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within thirty (30) days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within thirty (30) days of filling.

Termination is not the sole or exclusive remedy under this Agreement and, whether or not termination is effected, all other rights and remedies at law or equity will remain available.

7. Miscellaneous

7.1 Notice

All notices, requests, demands and other communications to be given in accordance with this Agreement shall be given in writing and/or by prepaid registered mail or receipt return requested to the other Party at the following addresses:

If to BioLite:

BioLite. Inc.

3rd Floor, 248, Nei-Hu Road, Sec. 1, Taipei, 11493 Taiwan

Attention: Webster Kiang

Title: President

If to ABVC:

American BriVision Corporation

11, Sawyer Park Drive, Goshen, New York 10294 USA Attention: Kazunori Kameyama

Title: Chief Business Officer

7.2 Applicable Law

This Agreement and any disputes arising out of or relating thereto, including, without limitation, its interpretation, construction, performance, and enforcement shall be governed by and construed in accordance with the laws of Taiwan.

7.3 Dispute Dissolution

Both Parties shall endeavor to settle amicably and promptly any disputes, controversies and differences which may arise between the Parties out of or in relation to this Agreement or any breach thereof.  In case such an amicable settlement is not attained, the matter shall be finally settled by arbitration according to the Rules of Conciliation and Arbitration of the International Chamber of Commerce, which rules shall be deemed incorporated into this paragraph. The place of arbitration will be Taipei (Taiwan).

7.4 Addendum or amendment may be added upon mutual agreement of the parties.

IN WITNESS WHEREOF the Parties hereto have caused this Collaborative Agreement to be executed, in duplicate, each Party taking a copy, as of the Effective Date.

BIOLITE, INC.	American BriVision Corporation
By:	By:
Frank Liu	Kira Huang
Supervisor	CFO
Date:	Date:

MILESTONE PAYMENT AGREEMENT

This Milestone Payment Agreement (the “Agreement”) dated May 6, 2016 (“Execution Date”) is made and entered into by and among by and among BioLite Inc., a company incorporated in Taiwan (the “Lender” or “BioLite”) and American BriVision Corporation, a Nevada Corporation (the “Company” and together with Lender, the “Parties”)), with reference to the following:

WHEREAS, the Parties entered into a collaborative agreement dated December 29, 2015 (the “Collaborative Agreement”). Pursuant to the Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payment, shall be paid by ABVC upon signing of that agreement.

WHEREAS, The Parties agree that the Milestone Payment shall made partially in cash in the amount of two million six hundred dollars ($2,600,000) and the remaining nine hundred dollars($900,000) in newly issued common shares, at the price of $1.60 per share, for an aggregate number of 562,500 shares (the “Shares”).

NOW, THEREFORE, in consideration of the provisions for payment and the mutual terms, conditions hereinafter set forth, the Parties hereto agree as follows:

1. Initial Payment.

Pursuant to the Agreement, ABVC agrees to pay BioLite two million six hundred dollars ($2,600,000) in cash and nine hundred dollars ($900,000) in newly issued Share, at the price of $1.60 per share, for an aggregate number of 562,500 shares. Upon execution of the Agreement, the Company shall [ ] the cash to the Lender and instruct the transfer agent to issue the Shares to the Lender. Once in receipt, the Lender shall acknowledge the payment of $3,500,000 pursuant to the milestone payment clause of the Collaborative Agreement.

2.         No Further Changes. This Milestone Agreement shall be regarded as a supplement to the Collaborative Agreement and, other than as set forth herein, the terms of the Collaborative Agreement shall remain in full force and effect without change or amendment thereto.

3. Rules Governing the Agreement

3.1 Law and Jurisdiction

The Agreement shall be construed and enforced in accordance with the laws of Taiwan made in writing and signed by both parties.

3.2 Representation or Warranties

The Parties to the Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of the Agreement and that its decision to execute the Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

The Parties to the Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of the Agreement has been authorized by all necessary action by such party; (ii) the representative executing the Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of the Agreement; and (iii) the representative executing the Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

4. Notices

This Milestone Payment Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF the Parties hereto have caused this Milestone Payment Agreement to be executed, in duplicate, each Party taking a copy, as of the Effective Date.

BIOLITE, INC.	American BriVision Corporation

By:	By:
Frank Liu	Kira Huang
Supervisor	CFO
Date:	Date: